Exhibit 10.2

MASTER SERVICES AGREEMENT

THIS MASTER SERVICES AGREEMENT (“Agreement”) is made as of the latest date set forth on the signature page hereto (the “Effective Date”) by and between Coin Metrics Inc., a Delaware corporation (“CM”) and Osprey Funds, LLC (“Customer”). Customer and CM are individually hereinafter referred to as a “Party” and collectively as the “Parties”. This Agreement incorporates by reference the Order Forms issued hereunder.

1.         SCOPE OF AGREEMENT

1.1         Scope of Services. In accordance with the terms of the applicable Order Form, CM will provide to Customer the services described on such Order Form (collectively, the “Services”). This Agreement sets forth the terms and conditions that will govern CM’s provision of the Services, as specified on the applicable Order Form. “Order Form” means a written document signed by both Parties, that is substantially in the form attached hereto as Exhibit A, referencing this Agreement and detailing the specific Services to be provided, the compensation as well as any other information needed to perform the Services. All Services are subject to this Agreement.

1.2         Rights to Use. Subject to the terms and conditions of this Agreement, CM hereby grants to Customer a non-exclusive, non-sublicensable, non-transferable, limited, revocable license (solely through Customer’s Designated Users) to access and use the Services identified in the applicable Order Form solely for the duration of the applicable Order Term (as defined in such Order Form).

1.3         Ownership and Reservation of Rights. Nothing in this Agreement shall constitute a transfer of any proprietary right by CM to Customer. The Services may be protected by patent, copyright, trade secret and/or other intellectual property laws. As between the Parties, CM owns and retains all right, title and interest in and to the intellectual property rights in and to the Services (including any data and/or analytics made available through the Services) and any enhancements, modifications or derivative works thereof. As between the Parties, (i) each Party retains ownership in and to its Confidential Information (as hereinafter defined) and (ii) CM exclusively owns all right, title and interest in and to the Services and any derivative works and work product conceived, originated, or prepared in connection with the Services. All rights not specifically granted to Customer in this Agreement are retained by CM. Customer acknowledges the proprietary rights of CM and its licensors in the Services and that CM retains all right, title and interest in and to the Services.

1.4         Third-Party Sites. The Services may link, interface and integrate with third party software applications and websites that are not operated or controlled by CM (“Third-Party Sites”). All such Third-Party Sites shall remain the property of their third-party providers. Customer hereby acknowledges and agrees that CM is not responsible for the content or practices of the Third-Party Sites. Any links to or content from Third-Party Sites in the Services are provided for Customer’s convenience only. CM reserves the right to update or remove any functionality available through the Services at any time for any reason.

1.5         Feedback. Notwithstanding any provision in this Agreement to the contrary, CM may use, develop and implement any information, suggestions, comments or other feedback provided by Customer or any of its Representatives (collectively, “Feedback”) in connection with the development, operation, marketing and sale of the Services, in its discretion and with no compensation to any person providing Feedback, irrespective of any intellectual property or proprietary rights claimed by Customer in such Feedback. Customer represents that it has not, and will not, knowingly provide Feedback that is subject to any third-party intellectual property rights.

1.6         Changes to Services. CM reserves the right at any time to alter any features, functionality and other characteristics of the Services; provided, however, that in the event that any such alterations materially limit the features or functionality of the Services, CM shall use commercially reasonable efforts to provide Customer with advanced notice thereof. Any subsequent upgrade, enhancement or other change to the Services shall be owned by CM and subject to the terms of this Agreement.

1.7         Affiliate Usage. Subject to the terms of this Agreement and the applicable Order Form, Customer Affiliates may also use the Services solely in connection with the business of Customer and its Customer Affiliates. “Customer Affiliate” means any person or entity which directly or indirectly controls, is controlled by or is under common control with Customer, whether by ownership or otherwise; and “control” means possessing, directly or indirectly, the

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power to direct or cause the direction of the management, policies or operations of an entity, whether through ownership of fifty percent (50%) or more of the voting securities, by contract or otherwise. Where this Agreement uses phrases like “Customer agrees”, “Customer acknowledges”, “Customer represents, warrants, and covenants “, or the like, including where Customer is bound by restrictions or limitations (including but not limited to limitations of liability and indemnifications), Customer agrees that it has the authority to cause, and will before their access and use of the Services cause, each of its Customer Affiliates to be bound to such restrictions or limitations to the same extent as Customer. Customer shall be liable to CM for the acts and omissions of its Customer Affiliates. Customer Affiliates are not third party beneficiaries of the Agreement and Customer alone shall have the right to bring any claim that might otherwise have been brought against CM by Customer or any of its Customer Affiliates.

2.         CONFIDENTIAL INFORMATION

2.1         Definition of Confidential Information. “Confidential Information” means all information, in whatever form, that is disclosed by a Party to the other Party, which, given the totality of the circumstances, a reasonable recipient should have reason to believe is proprietary, confidential, or competitively sensitive, regardless of whether such information is labeled as confidential or not, including without limitation personally identifiable information, creative works, business activities, trade secrets, analysis, software, data, algorithms, know-how, techniques, research, developments, inventions, discoveries, processes, designs, technical data and information, financial information, pricing, vendors, customers, prospects, marketing plans and any other information of a similar nature. For the avoidance of doubt, CM’s Confidential Information includes the Services (including the design, features, functions and architecture thereof) as well as any API keys associated with the Services.

2.2         Access and Use. Each Party receiving Confidential Information from the other Party shall: (i) use and reproduce the Confidential Information only for the purposes specified in this Agreement, (ii) restrict disclosure of Confidential Information to its Representatives with a need to know the Confidential Information to enable the receiving Party to perform its obligations and exercise its rights under this Agreement, provided that such Representatives are bound by confidentiality obligations broaden enough to encompass Confidential Information that are at least as protective as those contained in this Agreement, and (iii) use reasonable care to protect the other Party’s Confidential Information and to prevent unauthorized disclosure of such Confidential Information. Additionally, to the extent that any Confidential Information disclosed or otherwise made available by one Party includes personally identifiable information, the other Party agrees to use such personally identifiable information solely in accordance with applicable Law and in compliance with such other Party’ policies governing the dissemination and use of such personally identifiable information.

2.3         Exclusions. Except as expressly provided herein, and except with respect to any information relating to any identified or identifiable natural person, household or device, nothing in this Agreement will be construed to restrict or impair in any way the right of a receiving Party to disclose any information which: (i) is at the time of its disclosure hereunder generally available to the public; (ii) becomes generally available to the public through no fault of the receiving Party; (iii) can be reasonably demonstrated to be in the possession of a receiving Party prior to its initial disclosure hereunder; (iv) was independently developed by the receiving Party without reference or access to the disclosing Party’s Confidential Information; or (v) is acquired from a third party having a right to disclose the same to a receiving Party without breach of any confidentiality obligation. A receiving Party may disclose Confidential Information in accordance with a legally binding judicial or other governmental order, provided that, to the extent permitted by applicable Law, such Party provides the disclosing Party with prompt notice of the same and cooperates with the disclosing Party with any actions taken by the disclosing Party to protect such Confidential Information, including without limitation the seeking of an appropriate protective order or other remedy. Notwithstanding any other provision in this Agreement to the contrary, CM may collect, analyze and anonymize data, statistics or other information obtained through the provision, use and performance of various aspects of the Services (collectively, “Analytics”) and aggregate such Analytics with data, statistics or other information obtained from other sources, and may use such Analytics for lawful business purposes, including improvement of the Services, as long as in doing so CM does not re-identify, or attempt to re-identify, any of the Analytics or otherwise link or associate Analytics with any information relating to (i) Customer, or (ii) an identified or identifiable natural person. CM owns all right, title and interest in and to all Analytics and no compensation will be paid by CM to any person with respect to its use of Analytics.

2.4         Customer Data. During the Term, certain data may be made available to CM (either through the Services or otherwise) by or on behalf of Customer (“Customer Data”). Customer shall be responsible for all changes to and/or

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deletions of Customer Data and the security of all passwords and other access protocols required in order to access the Services. Customer will be solely responsible for the accuracy and completeness of the Customer Data. Notwithstanding any other provision of this Agreement, Customer acknowledges and agrees that CM’s obligation to maintain any Customer Data obtained in the course of performance of the Services shall not extend beyond the Term of this Agreement. Customer represents, warrants, and covenants that: (i) it has (and will have) Processed, collected and disclosed all Customer Data in compliance with applicable Law and provided any notice and obtained all consents and rights required by applicable Law to enable CM to lawfully Process Customer Data as permitted by this Agreement; (ii) it has full right and authority to make the Customer Data available to CM under this Agreement; and (iii) CM’s Processing of the Customer Data in accordance with this Agreement will not infringe upon or violate any applicable Law or any rights of any third party. “Process” (including any grammatically inflected forms thereof) means any operation or set of operations which is performed on data or on sets of data, whether or not by automated means, including without limitation collection, recording, organization, structuring, storage, adaptation or alteration, access, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction.

2.5         Remedies. The Parties expressly acknowledge and agree that any breach or threatened breach of this Section 2 by the receiving Party may cause immediate and irreparable harm to the disclosing Party that may not be adequately compensated by damages. Each Party therefore agrees that in the event of such breach or threatened breach by the receiving Party, and in addition to any remedies available at law, the disclosing Party shall have the right to seek equitable and injunctive relief, without the need to post bond, in any court of competent jurisdiction, with respect to such a breach or threatened breach.

3.         TERM AND TERMINATION

3.1         Term. The term of the Agreement will commence on the Effective Date and will continue until terminated in accordance with this Agreement (the “Term”).

3.2         Termination in the Absence of Order Form. From and after the first anniversary of the Effective Date only, and solely in the event that there are no Order Forms then in effect, either Party may terminate this Agreement for any reason upon 30 days’ prior written notice to the other Party.

3.3         Termination for Cause. Either Party may immediately terminate this Agreement or any Order Form under this Agreement for cause, in the event of any of the following by the other Party: (i) a material breach of this Agreement by the other Party which is not cured within thirty (30) days after receipt of written notice in reasonable detail of the breach; (ii) the filing of a petition in bankruptcy or for reorganization or for an arrangement pursuant to any federal or state bankruptcy laws by or on behalf of the other Party or an adjudication of bankruptcy of such Party; or (iii) the filing of a petition proposing the adjudication of the other Party pursuant to any federal or state bankruptcy law and such Party consents to such filing or such petition is not dismissed within ninety (90) days after the filing thereof.

3.4         Discontinuance of Business; Regulatory Changes. If CM determines to cease to conduct any of its Services in the normal course of business, CM shall have the right to terminate this Agreement or the applicable Order Form upon thirty (30) days’ prior written notice. CM may terminate this Agreement or any Order Form upon thirty (30) days’ prior written notice to Customer if: (i) CM becomes aware of the final adoption of any legislation or regulation or the issuance of any interpretation that in CM’s reasonable judgment materially impairs CM’s ability to perform this Agreement or such Order Form in accordance with applicable law; or (ii) any litigation or regulatory proceeding is commenced and CM reasonably believes that such litigation or proceeding would have a material adverse effect upon the ability of CM to perform under this Agreement or such Order Form.

3.5         Effect of Termination. Immediately upon termination or expiration of this Agreement or the applicable Order Form, CM’s obligation to provide the applicable Services will immediately cease, any and all license grants with respect to such Services will immediately terminate, and all unpaid fees and other amounts due from Customer for Services previously provided by CM will immediately become due and payable. Each Party shall, within thirty (30) days of termination or expiration of this Agreement, return or destroy, at the option of the other Party, all copies of such other Party’s Confidential Information that are in its possession or control.

3.6         Suspension of Services. Notwithstanding any provision herein to the contrary, CM may suspend the Services in the event (i) of any activity by Customer or any of Customer’s Designated Users, if such activity has, or in CM’s

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reasonable assessment is likely to have, an adverse effect on the Services, or (ii) Customer fails to pay an undisputed amount within ten (10) days after CM gives Customer written notice of such failure.

4.         FEES

4.1         Payments. Customer shall timely pay the fees set forth on the applicable Order Form in United States dollars. In addition to the fees specified in the applicable Order Form, CM reserves the right to pass through to Customer, and Customer shall pay to CM, any and all crypto/digital asset exchange (e.g. trading platform) fees, third party platform’s fees, third-party supplier’s fees, and/or any related taxes, arising from a change in such costs imposed upon CM that may impact provision of its Services, provided that CM shall use commercially reasonable efforts to give Customer as much advanced written notice of such change in cost as is reasonably practicable. Unless otherwise specified on the applicable Order Form, all fees shall be due and payable in advance within thirty (30) days of the date of Customer’s receipt of CM’s invoice. All payments not made when due shall be subject to late charges on a pro-rated daily basis equal to the lesser of: (i) one and one-half percent (1.5%) per month of the overdue amount, or (ii) the maximum amount permitted under applicable Law. Customer shall reimburse CM for all fees and expenses, including reasonable attorneys’ fees, incurred to collect amounts owed by Customer. If Customer provides recurring payment information for automatic debit of the fees under this Agreement, Customer hereby authorizes CM to debit Customer’s credit card, checking or savings account designated by Customer at the time of payment of such fees (or as updated from time to time by Customer thereafter) on a recurring basis for the fees.

4.2         Taxes. The fees under this Agreement do not include, and Customer shall be responsible for paying all, local, state, federal or foreign sales, use, excise, VAT or other taxes, levies, duties or tariffs of any nature that may be due relating to this Agreement and the Services provided hereunder, except for taxes based on the income of CM.

4.3         Expenses. If the Parties agree to the performance of any Services on-site, Customer will pay all of CM’s reasonable travel expenses. CM will obtain prior approval of such expenses and will provide standard supporting documentation with any reimbursement request.

5.         CUSTOMER’S DUTIES AND RESTRICTIONS

5.1         Login and Password. To the extent specified in the applicable Order Form, Customer may be required to provide CM with the email addresses and names for Customer’s designated end users and administrators (collectively, the “Designated Users”), and CM may assign unique initial login credentials for such Designated Users in order to access the Services. The logins for the Designated Users may not be shared and shall only be used by the Designated User to whom the login is initially assigned. Customer is solely responsible for maintaining the confidentiality of the accounts and related passwords of Customer’s Designated Users and all use of such accounts. Each Designated User must be Customer’s employee or consultant and, in each case, under Customer’s control. Customer shall be solely responsible for all use of the Services under Customer’s account, including by Customer’s Designated Users. Customer hereby agrees that the act or omission of a current or former Representative shall be deemed the same as if performed by Customer.

5.2         Affirmative Covenants. Customer shall: (i) ensure Customer’s Designated Users, officers, directors employees, contractors, representatives, agents and affiliates (collectively, “Representatives”) comply with this Agreement; (ii) take all necessary steps to prevent unauthorized access to or use of the Services, (iii) notify CM immediately of any such unauthorized access or use; (iv) comply with applicable federal, state, local, municipal, domestic and foreign laws, rules and regulations (“Law”); (v) use the Services in compliance with all applicable industry standards; (vi) use the Services only for Customer’s own internal business purposes and solely in accordance with the terms of this Agreement; (vii) use the Services only in accordance with any additional covenants or use restrictions specified in the applicable Order Form; and (viii) use the Services solely in accordance with CM’s instructions.

5.3         Restrictive Covenants. Customer shall not, and Customer will cause Customer’s Representatives to not: (i) alter, change, modify, adapt, translate, or make derivative works of the Services; (ii) use the Services in a manner that violates any applicable Law; (iii) transmit any virus or programming routine intended to damage, surreptitiously intercept, or expropriate any system, data, or personal information; (iv) transfer, resell, license, sublicense or otherwise make the Services available to any third party, except as expressly described in this Agreement; (v) use the Services for timesharing, rental, outsourcing, or a service bureau operation; (vi) attempt to gain, or assist others with attempting to gain unauthorized access to CM’s network, systems or the Services; (vii) decipher, decompile, disassemble, or reverse engineer the Services or assist or encourage any third party to do so; (viii) engage in any activity that violates the rights of others or

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that interferes with or disrupts the Services; or (ix) upload any file containing any back door, time bomb, Trojan horse, worm, virus or similar malicious code (“Malware”).

6.         WARRANTIES, DISCLAIMERS AND LIMITATIONS

6.1         Warranties. Each Party represents and warrants to the other that: (i) it is duly organized and existing under the laws of the state of its formation; (ii) it has all requisite power and authority to enter into this Agreement; (iii) there is no outstanding contract, commitment or agreement to which it is a party that conflicts with this Agreement, and (iv) its activities relating to this Agreement will not violate any applicable Law. CM will use reasonable efforts not to transmit Malware to Customer, provided that it shall not be a breach of CM’s covenant to Customer if Customer or a Designated User uploads a file containing Malware in contravention of Customer’s obligations under Section 5.3(ix).

6.2         Services Warranty. If Customer reasonably believes CM has failed in a material respect to perform the Services in accordance with the terms of this Agreement, Customer shall notify CM within thirty (30) days after the defective Services were performed, and in the event of such defective Services, Customer’s sole and exclusive remedy, and CM’s sole and exclusive obligation, shall be for CM to correct the defects or re-perform the Services.

6.3         Warranty Disclaimer. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, CM MAKES NO WARRANTY, (EXPRESS, IMPLIED OR STATUTORY) AND HEREBY DISCLAIMS ANY AND ALL WARRANTIES, REPRESENTATIONS, OR CONDITIONS, INCLUDING THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, AND ANY WARRANTY ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. ALL SERVICES PROVIDED BY CM ARE PERFORMED AND PROVIDED ON AN “AS-IS”, “AS AVAILABLE” AND “WITH ALL FAULTS” BASIS. CM DOES NOT WARRANT THAT THE SERVICES OR ITS WORK PRODUCT WILL MEET CUSTOMER’S REQUIREMENTS OR THAT THE SERVICES WILL BE UNINTERRUPTED, ERROR-FREE, OR WITHOUT DELAY. CUSTOMER ACKNOWLEDGES THAT THE FUNCTIONALITY AND INTERFACES OF THE SERVICES MAY CHANGE OVER TIME.

TO THE EXTENT ANY OF THE SERVICES ENABLE CUSTOMER TO ACCESS ANY CRYPTOCURRENCY DATA SETS OF EITHER CRYPTOCURRENCY NETWORK OR MARKET DATA (“SERVICE DATA”) AND/OR ANY CORRELATIONS AND OTHER DERIVED ANALYTICS OF THE VARIOUS DATA THAT CM OR ITS LICENSORS HAVE GENERATED (“SERVICE ANALYSIS”), THEN CUSTOMER: (I) ACKNOWLEDGES AND AGREES THAT CM IS NOT RESPONSIBLE OR LIABLE FOR THE ACCURACY OR COMPLETENESS OF ANY SERVICE DATA OR SERVICE ANALYSIS, AND (II) SHALL BE RESPONSIBLE AND LIABLE FOR ITS USE OF THE SERVICE DATA AND/OR SERVICE ANALYSIS.

CM PROVIDES ACCESS TO CERTAIN DATA THROUGH ITS SERVICES TO THE EXTENT IT IS PROVIDED BY ITS SOURCES (“THIRD PARTY DATA”). CM DOES NOT MAINTAIN OR CONTROL SUCH THIRD-PARTY DATA PROVIDERS AND ACCORDINGLY IS NOT RESPONSIBLE FOR THE AVAILABILITY, COMPLETENESS, TIMELINESS, FACTUAL ACCURACY, OR NON-INFRINGEMENT OF SUCH THIRD PARTY DATA, WHICH IS PROVIDED “AS IS” AND “AS AVAILABLE.” CUSTOMER UNDERSTANDS THAT CM AND/OR THIRD-PARTY DATA PROVIDERS TO THE SERVICES MAY CHOOSE AT ANY TIME TO INHIBIT OR PROHIBIT THEIR DATA FROM BEING ACCESSED UNDER THIS AGREEMENT.

6.4         Limitation of Liability. EXCEPT FOR EITHER PARTY’S INDEMNIFICATION OBLIGATIONS, ANY BREACH OF EITHER PARTY’S OBLIGATIONS UNDER SECTION 2, VIOLATION OF CM’S INTELLECTUAL PROPERTY RIGHTS OR CUSTOMER’S BREACH OF SECTIONS 5.2 OR 5.3, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE OR INCIDENTAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER (INCLUDING LOST PROFITS, DAMAGES FOR LOSS OF GOODWILL, LOST SALES OR BUSINESS, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, LOST DATA, EVEN IF SUCH PARTY HAS BEEN ADVISED, KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF THE APPLICABLE PARTY HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR EVEN IF SUCH DAMAGES WERE REASONABLY FORESEEABLE. EXCEPT FOR CUSTOMER’S PAYMENT OBLIGATIONS UNDER THIS AGREEMENT, EACH PARTY’S INDEMNIFICATION OBLIGATIONS, ANY BREACH BY EITHER PARTY OF ITS OBLIGATIONS UNDER SECTION 2, VIOLATION OF CM’S INTELLECTUAL PROPERTY RIGHTS OR CUSTOMER’S BREACH OF SECTIONS 5.2 OR 5.3, NEITHER PARTY’S TOTAL AGGREGATE AND CUMULATIVE LIABILITY TO THE OTHER SHALL EXCEED THE AMOUNT PAID OR PAYABLE TO CM IN THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE DATE OF THE CLAIM THAT GAVE RISE TO SUCH LIABILITY.

6.5         Prohibition of Claim. CUSTOMER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT ANY CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT OR RELATING TO THE SERVICES MUST BE COMMENCED WITHIN ONE (1) YEAR AFTER THE CAUSE OF ACTION ACCRUES, OTHERWISE SUCH CAUSE OF ACTION SHALL BE PERMANENTLY BARRED.

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6.6         Application. SECTIONS 6.3, 6.4 AND 6.5 SHALL APPLY TO THE FULLEST EXTENT PERMISSIBLE UNDER LAW AND SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS AGREEMENT AND THE PERFORMANCE OF ANY SERVICES TO BE RENDERED HEREUNDER.

7.         INDEMNIFICATION

7.1         By CM.

7.1.1         CM will defend, indemnify and hold Customer harmless against any claim, demand, suit, investigation or proceeding made or brought by any third party (each, a “Claim”) against Customer, and its officers, directors, employees, contractors, representatives, agents and affiliates alleging that the use of the Services as permitted hereunder infringes or misappropriates a third-party copyright, trade secret, trademark or United States patent. CM will pay all costs, reasonable attorneys’ fees and any settlement amounts agreed to by CM or damages awarded in connection with the Claim.

7.1.2         If Customer’s use of the Services has become, or in CM’s opinion is likely to become, the subject of any Claim, CM may at its option and expense: (i) procure for Customer the right to continue using the Services as set forth herein; (ii) modify the Services to make it non-infringing; or (iii) if the foregoing options are not reasonably practicable, terminate this Agreement and refund Customer any unused pre-paid fees.

7.1.3         CM will have no liability or obligation with respect to any Claim to the extent caused by: (i) Customer’s use of the Services that is not in accordance with this Agreement or not reasonably foreseeable by CM; or (ii) the combination, operation or use of the Services with other applications, portions of applications, products or services where the Services would not by itself be infringing.

7.1.4         This Section 7.1 states CM’s entire and exclusive obligation, and Customer’s exclusive remedy, for any claim of any nature related to the infringement or misappropriation of third-party intellectual property rights.

7.2         By Customer. Customer will defend, indemnify and hold harmless CM, and its officers, directors, employees, contractors, representatives, agents and affiliates, from and against any Claim made or brought against CM, arising from Customer’s breach, or alleged breach, of this Agreement.

7.3         Conditions. As a condition of the obligations set forth in this Section 7, a Party entitled to indemnification (the “Indemnified Party”) will: (a) provide prompt written notice of the applicable Claim to the other Party (the “Indemnifying Party”); (b) provide the Indemnifying Party with sole control of the applicable defense and settlement; and (c) cooperate as requested by the Indemnifying Party, at the Indemnifying Party’s expense. The Indemnifying Party will not agree to any settlement that admits fault or obligates the Indemnified Party to pay damages without the consent of the Indemnified Party, which consent shall not be unreasonably withheld.

8.         GENERAL TERMS

8.1         Publicity. CM shall have the right to identify Customer as a CM customer for purposes of promotion and marketing of CM’s services, subject to Customer’s prior approval which shall not be unreasonably withheld, delayed or conditioned (and will be deemed given if no written notification is received from Customer within one (1) week from the date of written request for approval).

8.2         Law; Dispute Resolution. This Agreement will be governed by and construed under the laws of the Commonwealth of Massachusetts, without reference to principles of conflict of laws. Any dispute arising between the Parties will be settled in an action commenced and maintained in any court sitting in Suffolk County, Massachusetts. The Parties irrevocably consent and submit to the exclusive personal jurisdiction of such courts if there is any dispute between them and agree not to challenge or assert any defense to the jurisdiction of such courts.

8.3         Relationship. This Agreement does not create any agency, partnership, franchise, joint venture, or any other such relationship between the Parties. Neither Party is granted any express or implied right or authority to assume or create any obligation on behalf of or in the name of the other Party or to bind the other Party in any matter whatsoever.

8.4         Severability. If any provision of this Agreement is determined by any court of competent jurisdiction to be invalid, illegal, or unenforceable, such provision will be automatically reformed and construed so as to be valid, legal, operative, and enforceable to the maximum extent permitted by applicable Law while preserving its original intent. The

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invalidity, illegality, or unenforceability of any part of this Agreement will not render invalid the remainder of this Agreement.

8.5         Survivability. Sections 1.3, 1.5, 2, 3, 4, 5.2, 5.3, 6.3, 6.4, 6.5, 6.6, 7 and 8 shall survive and continue to bind the Parties after execution and delivery of this Agreement and its expiration or early termination to the extent and for as long as may be necessary to give effect to the rights, duties and obligations of the Parties pursuant to this Agreement, subject to any applicable statutes of limitation.

8.6         Waiver. Failure by a Party to insist upon strict performance of any provision herein by the other Party will not be deemed a waiver by the first Party of its rights or remedies or a waiver by it of any subsequent default by the other Party, and no waiver will be effective unless it is in writing and duly executed by the Party entitled to enforce the provision being waived.

8.7         Amendment. This Agreement may only be amended in a writing executed by both Parties.

8.8         Notice. All notices sent hereunder will be in writing, will be effective upon receipt (except as provided below), and may be: (i) personally delivered; or (ii) sent by a nationally recognized overnight commercial delivery service with provision for receipt, postage or delivery charges prepaid (effective upon receipt or refused delivery); and will be addressed to the Parties at the address set forth below or as updated in writing by a Party in accordance with this Section 8:

	For Notice to CM:	For Notice to Customer:
Contact:	Tim Rice	Greg King
Mailing Address:	125 High Street, Suite 220, c/o Coin Metrics, Boston, MA, 02110	520 White Plains Rd, Ste 500, Tarrytown, NY 10591
Phone:
Email:	tim@coinmetrics.io	operations@ospreyfunds.io

8.9         Force Majeure. Except with regard to payments due to CM, neither Party will be liable for any delays or failures in performance due to circumstances beyond its reasonable control. In the event any such delay continues for a period of thirty (30) or more days, then either Party may terminate this Agreement upon five (5) business days’ prior written notice, provided Customer shall remain responsible for payments due to CM prior to termination.

8.10        Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party, which consent may not be unreasonably withheld; provided, however, that either Party may assign this Agreement to an affiliate of such Party or in connection with a merger, sale of substantially all of its assets, acquisition or other change of control with respect to such Party or any division of its business without the need for such prior written consent. The Agreement is binding upon and inures to the benefit of each Party and its respective successors and permitted assigns, subject to the restrictions against assignment provided in this Section 8.10.

8.11        Construction. In this Agreement, unless a clear contrary intention appears: (i) where not inconsistent with the context, words used in the present tense include the future tense and vice versa and words in the plural number include the singular number and vice versa; (ii) reference to any person includes such person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement; (iii) reference to any gender includes each other gender; (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and includes all addenda, exhibits and schedules thereto; (v) the titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement; (vi) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or Subsection of this Agreement; (vii) “including” (and with correlative meaning, “include”) means including without limiting the generality of any description preceding such term and (viii) any reference to “dollars” means United States Dollars.

8.12        Entire Agreement. Except as amended after the date hereof pursuant to Section 8.7, this Agreement, the applicable Order Form, Schedules and Exhibits hereto constitute the entire Agreement between the Parties and supersede

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all prior and contemporaneous undertakings and agreements between the Parties, whether written or oral, with respect to the Services. In the event of any conflict between this Agreement and any Order Form, the terms of this Agreement shall govern, except to the extent the applicable Order Form expressly references the provision of this Agreement to be overridden.

Signature Page Follows

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Agreement Effective Date:    01-Nov-2020

COIN METRICS INC.

Signature:

Name:	Tim Rice

Title:	CEO

Date:	10/30/2020

CUSTOMER

Signature:

Name:	Greg King

Title:	CEO

Date:	10/30/2020

Entity Name:	Osprey Funds, LLC

Entity Jurisdiction:	New York
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Exhibit A

Form of Order Form

THIS ORDER FORM (this “Order Form”) is made as of the latest date set forth below (the “Order Effective Date”) by and between Coin Metrics Inc., a Delaware corporation (“CM”) and Osprey Funds, LLC (“Customer”), and is made pursuant to that certain Master Services Agreement, dated as of 01-Nov-2020 (the “Agreement”), between Customer and CM. The terms of the Agreement are incorporated into this Order Form by reference and capitalized terms used but not defined in this Order Form have the meanings ascribed to them in the Agreement.

General Terms

Service Launch Date:	01-Nov-2020

Service Expiration Date:	NA

Services Order Form

In recognition that Osprey is early in its journey to becoming a leading US Cryptoasset Manager, Coin Metrics is proposing a scaling fee model that will only come into effect once Osprey Funds is operating with aggregate Assets Under Management (AUM) of $100M in all funds administered by Coin Metrics.

The fee schedule proposed herein will cover the cost for up to 3 Indexes (2x Single Asset Indexes and 1 x Multi Asset Index). Through this partnership with Osprey, Coin Metrics will help increase the awareness of their fund by supporting with the production of published research articles and marketing materials.

Osprey total AUM in all Funds administered by CM	Fixed Monthly Fee	Variable fee on AUM (calculated monthly and accrues daily at an annualized rate)
<$100M	$0	NA
$100M - $175M	$1,000	0 basis points on AUM under $100M 3 basis points on AUM over $175M
$175M - $250M	$2,000	0 basis points on AUM under $100M 3 bps on AUM between $100M and $175M 2 bps on AUM above $175M
>$250M	$3,000	0 basis points on AUM under $100M 3 bps on AUM between $100M and $175M 2 bps on AUM between $175M and $250M 1 bp on AUM above $250M

If by the end of 2021, Osprey have not grown to over $100M the above proposal will be renegotiated.

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Additional Provisions:

1.	This Order Form shall be effective as of the Launch Date provided above and continue until the Expiration Date provided above (the “Initial Order Term”). If neither Party gives notice of its intent not to renew in accordance with this paragraph, the terms of this Order Form will renew automatically upon the expiration of the Initial Order Term or any Renewal Order Term (as defined below), at CM’s then-current fee applicable to the Services under this Order Form, from the Expiration Date (in the case of the Initial Order Term) or the effective date of expiration of such Renewal Order Term (as applicable) (each, an “Order Expiration Date”) for an additional one-year period from such Order Expiration Date (each, a “Renewal Order Term” and, collectively with the Initial Order Term, the “Order Term”). Either Party may give the other Party written notice of its intent not to renew at least sixty days prior to the applicable Order Expiration Date.

2.	All payments shall be made in accordance with this Order Form and the Agreement by Customer to CM, as follows:

For ACH and wires: Name of Account: Account number: ABA # for ACH: ABA # for Wires:	Silicon Valley Bank Coin Metrics, Inc. 3302511516 121140399 121140399

Signature Page Follows

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IN WITNESS WHEREOF, the Parties execute this Order Form as of the Order Effective Date: 01-Nov-2020

COIN METRICS INC.

Signature:

Name:	Tim Rice

Title:	CEO

Date:	10/30/2020

CUSTOMER

Signature:

Name:	Greg King

Title:	CEO

Date:	10/30/2020

Entity Name:	Osprey Funds, LLC

Entity Jurisdiction:	New York

Entity Billing Address:	520 White Plains Rd, Ste 500, Tarrytown, NY 10591

Billing Contact Name:	Greg King

Billing Contact Email(s)[1]:	operations@ospreyfunds.io

1Please include any CFO, finance, general counsel, or other emails who should be copied on invoicing

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Service Schedule 1 CMBI Services

This Service Schedule (“Service Schedule”), together with the (i) Order Form to which such Service Schedule is attached and (ii) the Agreement, constitute the Parties’ agreement. Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement. For the avoidance of doubt, all references to the Order Form to which this Service Schedule is attached include the Order Form together with this Service Schedule.

1.         Description of Coin Metrics Bletchley Indexes (CMBI) Services

Benchmark Services. Coin Metrics administers and publishes single-asset index, multi-asset index, network data indexes and other index data products. Indexes are calculated and published hourly and every 15 seconds. The Coin Metrics Bletchley Indexes service is herein referred to as “CMBI”. It represents a set of index data delivered via REST API or other means.

CM Calculation Agent. Coin Metrics administers and publishes indexes that are designed and constructed to meet our customer’s specific needs. As the Calculation Agent, Coin Metrics will collate external data and utilize Coin Metrics proprietary market and network data tools as required to calculate the desired index. Indexes intraday and end of day levels are calculated to meet customer requirements. The CM Calculation Agent Index Service is herein referred to as “Calculation Agent”.

Provision of the CMBI and Calculation Agent services are conditioned on and subject to Customer’s agreement to and compliance with this Order Form and the Agreement. Customer acknowledges and agrees that the terms and conditions in this Order Form and the Agreement are in addition to any terms and conditions and any additional fees that Customer may be subject to in order to gain access to a platform.

Customer is granted permission to store the CMBI and Calculation Agent data on its own database or on a hosted server or computer application that is restricted to the Customer’s own use, provided that Customer shall be responsible for compliance with this Order Form and the Agreement by any third party that provides such hosted server or computer application as if the acts or failures to act of the third party are those of Customer. Customer may not share the CMBI and Calculation Agent data with its third-party contractors (collectively, “Contractors”) without CM’s prior written consent.

2.         Termination

(a)         During the first ninety (90) days of the Initial Order Term only, Customer may terminate this Order Form by providing CM thirty (30) days’ prior written notice of termination, provided that Customer shall remain responsible for any fees attributable to the calendar month in which the effective date of such termination occurs.

(b)         If this Order Form is terminated prior to the end of the current Order Term, all amounts that would otherwise be owing by Customer during the remainder of such term, including without limitation any fees set forth herein, shall immediately become due and payable, and Customer shall immediately pay such fees, to CM; provided however that the foregoing shall not be applicable in the event that this Order Form is terminated (i) by Customer for cause in accordance with Section 3.3 of the Agreement; (ii) by Customer in accordance with Section 2(a) of this Service Schedule; or (iii) by CM without cause.

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3.         Usage Restriction

(a)         Customer is allowed to use the CMBI and Calculation Agent services and data solely for the purposes listed in Section 3(b) unless as mutually agreed by the Parties in writing. For the avoidance of doubt, Customer shall not be allowed to create Derived Data (as such term is defined below) based on the CMBI and Calculation Agent service except as expressly set forth in Section 3(b).

(b)         Permitted uses of CMBI and Calculation Agent:

(i)	For internal display including but not limited to use of the data in the following internal items: devices, widgets, gadgets, wallboards, information board, intranets, mobile applications, or analysis and visualization software or programs such as PowerBI, Tableau, Python, or Excel

(ii)	For display on its external websites, social media, or computer/mobile applications in text or as fixed images of charts/graphs/tables/other data visualizations

(iii)	For use in internal (i.e., for use by employees of the Customer only) research and analysis

(iv)	For inclusion into publication reports, presentations, advertisements, and other informational publication materials distributed internally or externally

(v)	As inputs into internal trading, arbitrage, analytical, investment, risk or portfolio management models, frameworks, processes, or strategies driven by automation or human decision-making (i.e., discretionary)

(vi)	For use in internal order processing or routing

(vii)	For use in internal fund administration such as portfolio valuation and accounting

(viii)	For use in whole or in combination with other data to create derived ratios, algorithms, signals, or other indicators in relation to the permitted uses described across 3.b.i/ii/iii/iv/v/vi/vii above

(ix)	To share with Customer’s auditors and regulators upon their request

(c)         Representation of CMBI and Calculation Agent data in dynamic tables, charts, graphs, or other data visualizations (collectively “Visualizations”) fed by a data feed such as by API or other electronic process on an external website or external mobile or computer application is not permitted unless mutually agreed by the Parties in writing.

(d)         Customer agrees that it shall not use any of the CMBI and Calculation Agent data

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as an input to process, develop, create, calculate or otherwise support a price or value used to develop, create, calculate, price, settle, maintain or support and market a financial investment product including but not limited to a financial index, exchange traded fund, exchange traded note or product, certificate, warrant, contract for difference, swap, or other structured financial product.

(e)         Customer agrees that it shall not redistribute the CMBI and Calculation Agent data to Customer’s clients or other external parties unless permitted by 3.b. above or mutually agreed by the Parties in writing.

(f)          Customer will seek approval and adhere to any requirements of CM regarding appropriate attribution (“Attribution”) when including CMBI and Calculation Agent data in external materials (such as website, social media, or publication materials) and will include in the applicable materials any disclaimer specified by CM (“Disclaimer”).

(g)         Except as necessary to identify the source of the CMBI and Calculation Agent data or to include the appropriate Disclaimer in Customer’s reports, Customer acknowledges and agrees that it has no other rights under the Agreement to use the trademarks or service marks owned or licensed by CM (including its affiliates) (collectively, the “CM Marks”).

“Derived Data” means any data created by Customer, in connection with Customer’s use of the relevant part of CMBI and Calculation Agent data as permitted under the terms of the Agreement, as a result of combining, processing, changing, converting or calculating the CMBI and Calculation Agent data or any portion thereof with other data where the resultant data (i) does not bear resemblance to the underlying CMBI and Calculation Agent service, (ii) cannot be readily reverse engineered, disassembled or decompiled such that a third party may access CMBI and Calculation Agent data via the Derived Data; (iii) cannot be used in a manner which could be a source of, or a substitute for CMBI and Calculation Agent services provided by CM and (iv) cannot be used in whole or in part in a manner which competes with CM or its affiliates.

4.         Ownership

(a)         CM reserves the right, at any time, and without prior notice, to make adjustments to the composition or calculation methodology of any CMBI and Calculation Agent services, to cease to publish certain CMBI and Calculation Agent products, or to discontinue any CMBI and Calculation Agent products or the dissemination of any or all data.

(b)         Customer shall not take any action to register any CM Marks, including the name(s) of “CMBI”, “CMBI Bitcoin”, “CMBI Bitcoin Index”, “CMBI Ethereum”, “CMBI Ethereum Index”, “CMBI 10”, “Coin Metrics Bletchley Indexes”, “CM Bletchley Index”, or any of the constituent metric (i.e., variable) names within CMBI Customer further agrees never to challenge, contest or question the validity of the CM Marks or any related trademark registrations. Customer agrees not to create a composition mark with, or use confusingly similar marks or trade dress to, the CM Marks, or dilute the distinctiveness of any CM Marks. Customer recognizes the great value of the goodwill associated with the CM Marks and will not disparage or degrade the value of the CM Marks.

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